Exhibit 21.1
Subsidiaries of the Registrant

Axalta Coating Systems Dutch Holding B B.V.	Netherlands
Axalta Coating Systems U.S. Holdings, Inc.	Delaware (USA)
Axalta Coating Systems Dutch Holding A B.V.	Netherlands
Axalta Coating Systems U.S. Inc.	Delaware (USA)
Axalta Coating Systems Asia Holding B.V.	Netherlands
Axalta Coating Systems Beteiligungs GmbH	Germany
Axalta Coating Systems Deutschland Holding GmbH & Co. KG	Germany
Axalta Coating Systems Finance 1 S.à r.l.	Luxembourg
Axalta Coating Systems Finance 2 S.à r.l.	Luxembourg
Axalta Coating Systems Germany GmbH	Germany
Coatings Foreign IP Co. LLC	Delaware (USA)
Axalta Coating Systems IP Co. LLC	Delaware (USA)
Axalta Coating Systems Luxembourg Holding 2 S.à r.l.	Luxembourg
Axalta Coating Systems Luxembourg Holding S.à r.l.	Luxembourg
Axalta Coating Systems Singapore Holding Pte. Ltd.	Singapore
Axalta Coating Systems UK Holding Ltd.	United Kingdom
Axalta Coating Systems Verwaltungs GmbH	Germany
Axalta Coating Systems, LLC	Delaware (USA)
Axalta Coating Systems Belgium BVBA	Belgium
Axalta Coating Systems (Changchun) Co. Ltd.	China
Axalta Coating Systems Venezuela C.A.	Venezuela
Axalta Coating Systems Dutch Holding 2 B.V.	Netherlands
Axalta Coating Systems Luxembourg Top S.à r.l.	Luxembourg
Axalta Coating Systems Ireland Limited	Ireland
Axalta Coating Systems Finance 1 S.a r.l. US Branch	Delaware (USA)
Axalta Coating Systems Dutch Holding 1 B.V.	Netherlands
Axalta Coating Systems Brasil Ltda.	Brazil